Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Experts” in the Registration Statement (Form F-1) and related Prospectus of Brookfield Renewable Corporation (the “Corporation”) and Brookfield Renewable Partners L.P. (the “Partnership”) and to: the incorporation by reference therein of our reports dated February 28, 2019 relating to the consolidated financial statements of the Partnership, and the effectiveness of the Partnership’s internal control over financial reporting, included in the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2018; the use therein of our report dated November 8, 2019 relating to the combined carve-out financial statements of the Colombian and Brazilian operations of the Partnership; and the use therein of our report dated November 8, 2019 relating to the financial statements of the Corporation.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

November 8, 2019